Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following sets forth the unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) of Planet Fitness, Inc. (the “Company”) after giving effect to the acquisition of Sunshine Fitness Growth Holdings, LLC and its subsidiaries (collectively, “Sunshine Fitness”). On February 10, 2022, the Company and Pla-Fit Holdings, LLC (together with the Company, the “Buyers”) acquired 100% of the equity interests of Sunshine Fitness, a Delaware limited liability company and Planet Fitness franchisee (the “Acquisition”). At the date of Acquisition, Sunshine Fitness operated 114 locations in Alabama, Florida, Georgia, North Carolina, and South Carolina.
The purchase price of the Acquisition was approximately $825.7 million including approximately $431.9 million in cash consideration and approximately $393.7 million of equity consideration, including 517,348 shares of Class A Common Stock, par value $0.0001, of the Company and 3,637,678 membership units of Pla-Fit Holdings, LLC, together with an equivalent number of shares of Class B Common Stock, par value $0.0001, of the Company.
Also closing on February 10, 2022, the Company issued the Series 2022-1 Class A-2 Fixed Rate Senior Secured Notes (the “2022 Class A-2 Notes”), which consist of two tranches: the 2022 Class A-2-I Senior Secured Notes with an anticipated repayment term of five years, with an aggregate principal amount of $425.0 million and a fixed interest rate of 3.251% per annum, payable quarterly, and the 2022 Class A-2-II Senior Secured Notes with an anticipated repayment term of ten years, with an aggregate principal amount of $475.0 million and a fixed interest rate of 4.008% per annum, payable quarterly. The 2022 Class A-2 Notes were issued in a privately placed securitization transaction. In conjunction with the issuance, the Company used a portion of the net proceeds for the repayment in full of approximately $556.3 million in aggregate principal amount of the Series 2018-1 Class A-2-I Notes (together with any accrued and unpaid interest on such Series 2018-1 Class A-2-I Notes), and paid the transaction costs, funded the reserve accounts associated with the securitized financing facility and funded a portion of the Acquisition. The Acquisition of Sunshine Fitness and related refinancing are collectively referred to as the “Transaction.”
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 (the “Pro Forma Statements of Operations”) gives effect to the Transaction as if it were consummated on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 (the “Pro Forma Balance Sheet”) gives effect to the Transaction as if it were consummated on December 31, 2021. The historical consolidated financial information has been adjusted in the Pro Forma Financial Statements to reflect the pro forma impact of the Transaction. These Pro Forma Financial Statements do not include the effects of any transactions that took place subsequent to February 10, 2022.
The Pro Forma Financial Statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other restructuring that may result from the Acquisition. The Pro Forma Financial Statements are preliminary and are not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed on the date assumed, nor are they necessarily indicative of the future operating results or financial position of the combined company. The assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Statements are described in the accompanying notes, which should be read together with the Pro Forma Financial Statements.
The Pro Forma Financial Statements have been derived from and should be read in conjunction with the consolidated financial statements and the related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2021.

Planet Fitness, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2021

	Historical
(in thousands)	Planet Fitness, Inc	Sunshine Fitness	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$545,909	$19,174	$(106,133)	3(a)	$458,950
Restricted cash	58,032	—	4,941	3(a)	62,973
Accounts receivable, net	27,257	—	(381)	3(d)	26,876
Inventory	1,155	—	—		1,155
Prepaid expenses	12,869	2,973	—		15,842
Other receivables	13,519	—	2,936	3(c)	16,455
Income tax receivable	3,673	—	—		3,673
Total current assets	662,414	22,147	(98,637)		585,924
Property and equipment, net	173,687	126,541	26,007	3(f)	326,235
Investments, net of allowance for expected credit losses	18,760	—	—		18,760
Right-of-use assets, net	190,330	—	165,847	3(c)	356,177
Intangible assets, net	200,937	99,600	183,840	3(e)	484,377
Goodwill	228,569	118,391	331,414	3(b)	678,374
Deferred income taxes	539,264	—	(53,752)	3(g)	485,512
Other assets, net	2,022	1,079	—		3,101
Total assets	$2,015,983	$367,758	$554,719		$2,938,460
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$2,380	$870	3(a)	$20,750
Accounts payable	27,892	3,487	(381)	3(d)	30,998
Accrued expenses	51,714	6,858	—		58,572
Equipment deposits	6,036	—	—		6,036
Deferred revenue, current	28,351	21,048	(228)	3(d)	49,171
Payable pursuant to tax benefit arrangements, current	20,302	—	—		20,302
Other current liabilities	24,815	—	18,076	3(c)	42,891
Total current liabilities	176,610	33,773	18,337		228,720
Long-term debt, net of current maturities	1,665,273	225,497	102,000	3(a)	1,992,770
Borrowings under 2018 Variable Funding Notes	75,000	—	—		75,000
Deferred rent, net of current portion	—	8,079	(8,079)	3(c)	—
Lease liabilities, net of current portion	197,682	—	150,707	3(c)	348,389
Deferred revenue, net of current portion	33,428	—	(1,567)	3(d)	31,861
Payable pursuant to tax benefit arrangements, net of current portion	507,805	—	—		507,805
Other liabilities	3,030	—	—		3,030
Total noncurrent liabilities	2,482,218	233,576	243,061		2,958,855
Stockholders’ equity (deficit):
Class A common stock	8	—	—		8
Class B common stock	1	—	—		1
Accumulated other comprehensive income	12		—		12
Additional paid in capital	63,428		390,999	3(h)	454,427
Members’ equity	—	100,409	(100,409)	3(h)	—
Accumulated deficit	(708,804)	—	—		(708,804)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(645,355)	100,409	290,590		(254,356)
Non-controlling interests	2,510	—	2,731	3(j)	5,241
Total stockholders’ deficit	(642,845)	100,409	293,321		(249,115)
Total liabilities and stockholders’ deficit	$2,015,983	$367,758	$554,719		$2,938,460
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Planet Fitness, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021

	Historical
(in thousands, except per share amounts)	Planet Fitness, Inc.	Sunshine Fitness	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue:
Franchise	$237,570	$—	$(14,640)	3(k)	$222,930
Commission income	779	—	—		779
National advertising fund revenue	52,361	—	(2,983)	3(k)	49,378
Corporate-owned stores	167,219	172,336	—		339,555
Equipment	129,094	—	(10,130)	3(k)	118,964
Total revenue	587,023	172,336	(27,753)		731,606
Operating costs and expenses:
Cost of revenue	100,993	—	(6,356)	3(k), 3(m)	94,637
Store operations	110,716	97,429	(18,529)	3(k), 3(m)	189,616
Selling, general and administrative	94,540	12,150	—		106,690
National advertising fund expense	59,442	—	—		59,442
Depreciation and amortization	62,800	39,629	20,315	3(l)	122,744
Other loss	15,137	—	(874)	3(n)	14,263
Total operating costs and expenses	443,628	149,208	(5,444)		587,392
Income from operations	143,395	23,128	(22,309)		144,214
Other income (expense), net:
Interest income	878	79	—		957
Interest expense	(81,211)	(13,874)	970	3(i)	(94,115)
Other income (expense), net	(11,102)	1,087	—		(10,015)
Total other expense, net	(91,435)	(12,708)	970		(103,173)
Income (expense) before income taxes	51,960	10,420	(21,339)		41,041
Equity earnings (losses) of unconsolidated entities, net of tax	(179)	—	—		(179)
Provision for income taxes	5,659	—	(2,708)	3(o)	2,951
Net income (loss)	46,122	10,420	(18,631)		37,911
Less net income attributable to non-controlling interests	3,348	—	1,997	3(p)	5,345
Net income (loss) attributable to Planet Fitness, Inc.	$42,774	$10,420	$(20,628)		$32,566
Net income per share of Class A common stock:
Basic	$0.51				$0.39
Diluted	$0.51				$0.39
Weighted-average shares of Class A common stock outstanding:
Basic	83,296		518	3(q)	83,814
Diluted	83,894		518	3(q)	84,412
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of presentation
The Pro Forma Financial Statements are based on historical financial statements of the entities, as adjusted to give effect to the Transaction. The Pro Forma Statements of Operations gives effect to the Transaction as if it were consummated on January 1, 2021. The Pro Forma Balance Sheet gives effect to the Transaction as if it were consummated on December 31, 2021. In addition to the historical financial statements included as an exhibit to this Form 8-K/A, the Pro Forma Financial Statements should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022.
Sunshine Fitness’ historical results of operations are presented in the pro forma combined condensed statement of operations for the year ended December 31, 2021, their most recent fiscal year end.
The Pro Forma Financial Statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States (“U.S. GAAP”). The acquisition method of accounting is dependent upon certain valuations that are pending. The final determination of fair value of assets acquired and liabilities assumed could result in material changes from the amounts presented in these Pro Forma Financial Statements.
In order to prepare the Pro Forma Financial Statements, the Company performed a preliminary review of Sunshine Fitness’ accounting policies to identify significant differences from the Company’s accounting policies used to prepare its historical financial statements and no significant differences were noted. The Company will conduct an additional review of Sunshine Fitness’ accounting policies to determine if differences in accounting policies require further adjustment or reclassification of their results of operations, assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on its future consolidated financial statements.
The Pro Forma Financial Statements are preliminary, provided for illustrative purposes only and do not purport to represent what the combined Company’s actual consolidated results of operations or consolidated financial position would have been had the Transaction occurred on the date assumed, nor are they indicative of the combined Company’s future consolidated results of operations or financial position. The actual results reported in periods following the Transaction may differ significantly from those reflected in these Pro Forma Financial Statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these Pro Forma Financial Statements and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, or other costs that may result from the Transaction.
Note 2. Preliminary purchase price allocation
The Pro Forma Financial Statements include various assumptions, including those related to the preliminary purchase price allocations of the assets acquired and liabilities assumed of Sunshine Fitness based on preliminary estimates of fair value by management and third-party valuation experts. The final purchase price allocations may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities as well as final post-closing adjustments, if any. Accordingly, the pro forma adjustments are preliminary and may be subject to change. The preliminary estimate of goodwill related to the Acquisition is based on the excess of the estimated purchase price paid over the estimated fair market value of the identifiable assets and liabilities acquired. These estimates are preliminary and will be refined once the valuation process is completed.
The total estimated preliminary purchase price allocation of the Acquisition was $824.5 million and as a result of the Acquisition, the Company incurred an estimated preliminary loss on unfavorable reacquired franchise rights of $1.2 million. The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the acquired assets and assumed liabilities as of December 31, 2021 (in thousands except share and per share amounts):

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands)	Amount

Cash	$19,174
Prepaid expenses	2,973
Other receivables	2,936
Property and equipment	152,548
Right-of-use assets	165,847
Reacquired area development rights	1,440
Reacquired franchise rights	256,800
Customer relationships	25,200
Goodwill	450,441
Other assets	1,079
Deferred income taxes	(53,752)
Accounts payable	(3,487)
Accrued expenses	(6,858)
Lease liabilities	(168,783)
Deferred revenue	(21,048)
Total assets and liabilities acquired	824,510
Loss on reacquired franchise rights	1,160
Total consideration	$825,670
Note 3. Pro forma adjustments
The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
a.Reflects the repayment of Sunshine Fitness’ existing debt by the Sellers (as defined in the Equity Purchase Agreement entered into to effect the Acquisition) in conjunction with the Acquisition and the refinancing of a portion of the Company’s existing debt consisting of repayment of $556.3 million under the Company’s 2018-1 4.262% Fixed Rate Senior Secured Notes, Class A-2-I and issuance of $425.0 million Series 2022-1 3.251% Fixed Rate Senior Secured Notes, Class A-2-I and $475.0 million Series 2022-1 4.008% Fixed Rate Senior Secured Notes, Class A-2-II, net of deferred financing costs of $16.2 million. As a result of the increased principal balance, the Company’s restricted cash balance increased in order to service the debt. A portion of the Acquisition was funded by the net cash received from this refinancing.
b.Reflects the elimination of Sunshine Fitness’ historical goodwill and the preliminary estimate of goodwill recognized as a result of the Acquisition, which represents the amount by which the estimated consideration transferred exceeds the fair value of Sunshine Fitness’ assets acquired and liabilities assumed, based on the preliminary purchase price allocation.
c.As a non-public company, Sunshine Fitness was not yet required to adopt ASU 2016-02, Leases (Topic 842), requiring a lessee to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with a term of more than twelve months. As of the date of the Acquisition closing, the Company was required to account for Sunshine Fitness’ leases under ASC 842. Accordingly, the Pro Forma Financial Statements have been adjusted to remove Sunshine Fitness’ deferred rent balance, record an operating lease right of use asset and an operating lease liability, as well as a tenant improvement allowance receivable for those leases which contain tenant improvement allowances that have not been collected as of the date of the Acquisition.
d.The balance has been adjusted to eliminate certain intercompany assets and liabilities between the Company and Sunshine Fitness.
e.Reflects the elimination of Sunshine Fitness’ historical intangible assets and the addition of intangible assets acquired by the Company as a result of the Acquisition, which are based upon a preliminary valuation by management and third-party experts.
f.Reflects the adjustment to fair value of the acquired property and equipment of Sunshine Fitness, based upon a preliminary valuation by management and third-party experts.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

g.Represents deferred tax assets and liabilities created as a result of the Acquisition.
h.Represents the elimination of the historical equity of Sunshine Fitness and the issuance of Class A and Class B common shares of the Company to finance the Acquisition.
i.Represents the net decrease in interest expense as a result of the extinguishment of the historical Sunshine Fitness debt, and addition of increased debt balance from the Company’s refinancing.
j.Represents an increase to non-controlling interest as a result of the issuance of both Class A and Class B common shares, which caused the non-controlling interest percentage to increase from approximately 3.5% to approximately 7.4%.
k.Includes the impact of the elimination of intercompany revenues and expenses between the Company and Sunshine Fitness.
l.Represents the elimination of historical depreciation and amortization expense of Sunshine Fitness, and addition of estimated depreciation and amortization based upon the preliminary third-party valuations of intangible assets and property and equipment resulting from the Acquisition.
m.Includes reclassification of an expense of $1.8 million from store operations to cost of revenue in order to conform Sunshine Fitness’ financial statement presentation to the Company’s.
n.Includes a $2.0 million gain on settlement of preexisting contractual rights partially offset by a $1.2 million loss on reacquired franchise rights as valued in the preliminary purchase price allocation.
o.Represents a net income tax benefit on the pro forma adjustments partially offset by income tax expense on income before taxes of the historical Sunshine Fitness business at the Company’s blended statutory tax rate of 24.8%.
p.Represents the non-controlling interest impact of the pro forma adjustments at the non-controlling interest rate of 7.4%, the applicable rate after the impact of the issuance of shares in connection with Acquisition.
q.Represents the shares issued to the Sellers in the Acquisition, as detailed above.